                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE WMA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               THE WMA CORPORATION
                            11315 Johns Creek Parkway
                              Duluth, Georgia 30097



                                     NOTICE
                                       OF
                                 ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS



                     DATE:  Monday, August 14, 2000

                     TIME:  10:00 a.m. Eastern Daylight Time

                     PLACE: WMA Executive Headquarters
                            11315 Johns Creek Parkway
                            Duluth, Georgia 30097

Dear Fellow Stockholders:

    I cordially invite you to attend the Annual Meeting of Stockholders to be held on Monday, August 14, 2000, at the executive headquarters of The WMA Corporation.

    During the meeting, we will consider and take action on the following:

    1) the election of five directors,
    2) a vote on an amendment to the 1999 stock option plan,
    3) a vote on an amendment to the outstanding warrants issued in 1999,
    4) the ratification of the selection of KPMG LLP as independent auditors for fiscal year 2000, and
    5) other business properly brought before the meeting.

    If you owned shares of WMA Corp.'s common stock on July 14, 2000, you are entitled to receive this notice and vote at the Annual Meeting, or any adjournment of the Annual Meeting. A complete list of stockholders eligible to vote will be available for inspection at the Annual Meeting.

    A copy of WMA Corp.'s 1999 Annual Report was sent to all stockholders on or about July 6, 2000, prior to this proxy mailing.


                                         By Order of the Board of Directors


                                         /s/ S. Hubert Humphrey, Jr.
                                         ----------------------------------
                                         S. Hubert Humphrey, Jr., President


July 28, 2000


--------------------------------------------------------------------------------
    YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE BEFORE 8 A.M. EDT, MONDAY, AUGUST 14, 2000, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you plan to attend the meeting, please check the box on the proxy card. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.
--------------------------------------------------------------------------------

                               THE WMA CORPORATION
--------------------------------------------------------------------------------

                                   PRELIMINARY
                                 PROXY STATEMENT

--------------------------------------------------------------------------------


    The Board of Directors of The WMA Corporation is soliciting your proxy for the 2000 Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY.


                                VOTING PROCEDURES

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

    You are receiving this Proxy Statement and accompanying proxy card because you own shares of WMA Corp. common stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so you can make an informed decision.

     When you sign the proxy card, you appoint S. Hubert Humphrey, Jr. and Thomas W. Montgomery as your representatives at the meeting. Mr. Humphrey and Mr. Montgomery will vote your shares, as you have instructed, at the meeting. This way, your shares will be voted whether or not you attend the meeting. Even if you plan on attending the meeting, it is a good idea to sign and return your proxy card in case your plans change.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

    If you receive more than one proxy card, your shares may be registered in different names or may be held in more than one account, such as a trust. Please sign and return all proxy cards to ensure that all your shares are voted. We recommend that all your accounts, other than trust accounts, be registered in the same name at the same address. You may make changes to your accounts by contacting our transfer agent, American Stock Transfer and Trust Company, Shareholder Services at 800-937-5449.

HOW DO I VOTE?

    Other than by attending the Annual Meeting and voting in person, there are three ways that you may cast your vote:

          -    By mail

          -    By telephone at 800-776-9437

          -    By Internet at www.voteproxies.com

     To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the envelope provided. You may vote by telephone or Internet 24 hours a day, 7 days a week by following the instructions on your proxy card and you may also confirm that your vote has been recorded correctly. If you vote by telephone or Internet, you do not have to mail your proxy card.

    If you do not specify how you want your shares voted on your proxy card, they will be voted as recommended by the Board of Directors:

          - FOR the election of all nominees for director, as listed below in Proposal 1;

          - FOR the amendments to the 1999 Stock Option Plan and the outstanding Warrants (which were both approved at the 1999 Annual Meeting); and

          - FOR the ratification of the selection of the independent auditors.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

    You may revoke your proxy and change your vote at any time before the polls close at the meeting. Your latest signed proxy card, telephone vote or Internet vote will be counted. You may change your vote by:

          -    signing another proxy card with a later date.

          -    voting again by telephone or Internet.

          -    voting again in person at the meeting.

HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING AND APPROVE THE PROPOSALS?

    As of July 14, 2000, there were 2,495,010 shares of common stock outstanding. A majority of these shares, either in person or by proxy, is necessary to hold the meeting and conduct business. This is called a quorum. If you vote by proxy card, telephone, or Internet, you will be considered part of the quorum. The number of votes needed to approve the proposals is a majority of the quorum.

WHAT PERCENTAGE OF STOCK DOES THE DIRECTORS AND OFFICERS OWN?

    The directors, director nominees and officers of the Company collectively beneficially own 36.7% of the outstanding common stock. They have all indicated that they intend to vote FOR the persons listed as nominees for director and FOR all of the proposals contained in the proxy statement.

                            PROPOSALS TO BE VOTED ON:

1.  ELECTION OF DIRECTORS

    You are being asked to elect five directors who will hold office until the next Annual Meeting and until their successors are elected and qualified. The nominees for director are S. Hubert Humphrey, Jr., Thomas W. Montgomery, Edward
F. McKernan, C. Simon Scupham and Joseph F. Barone.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES, WHO ARE ALL PRESENTLY DIRECTORS OF THE WMA CORPORATION AND WHOSE TERMS EXPIRE ON THE DATE OF THE ANNUAL MEETING.

                                DIRECTOR NOMINEES

    S. HUBERT HUMPHREY, JR.
    Director since 1995

     Mr. Humphrey, age 57, is President and Director of The WMA Corporation and of WMA Life Insurance Company Limited, WMA Corp.'s wholly owned subsidiary. Mr. Humphrey is President and a Director of World Financial Group, Inc., a financial services holding company.

     Mr. Humphrey also holds various positions with the following subsidiaries of World Financial Group, Inc.:

          - Chief Executive Officer, Treasurer and a Director of World Marketing Alliance, Inc. (WMA Agency), a corporation engaged in business as an insurance agency which has, for licensing purposes, interests in certain related entities and is associated with persons involved in the marketing and sale of insurance, annuities and other financial service products;

          - President and a Director of WMA Management Services, Inc., a corporation providing executive management services;

          - Chairman and a Director of WMA Investment Advisors, Inc., a registered investment adviser engaged in providing investment advice to customers; and

          - President and a Director of WMA Advisory Services, Inc., a registered investment adviser engaged in providing asset allocation modeling investment advisory services.

     Mr. Humphrey is also Chairman and a Director of World Internet Holdings, Inc. and its subsidiaries, DotPlanet.com, Inc., an internet service provider, and Broadband Marketing Corporation and its subsidiary, Zillionaire.com, Inc., an internet marketing company.

    Mr. Humphrey has been in the financial services field for over 20 years.
He was a Senior National Sales Director of A.L. Williams & Associates and an executive officer and director of A.L. Williams Corporation, a life reinsurance company affiliated with A.L. Williams & Associates.

    THOMAS W. MONTGOMERY
    Director since 1995

    Mr. Montgomery, age 51, is Executive Vice President, Secretary and a Director of WMA Corp. and Vice President and a Director of WMA Life. Mr. Montgomery also serves as Executive Vice President, Treasurer and a Director of World Financial Group, Inc.; President of WMA Agency; Vice President, Secretary and a Director of WMA Management Services, Inc.; Executive Vice President and a Director of WMA Investment Advisors, Inc.; Vice President, Secretary and a Director of WMA Advisory Services, Inc.; Chairman, President, Treasurer and a Director of WMA Consumer Services, Inc., a consumer financial services firm; Secretary and a Director of World Internet Holdings, Inc., DotPlanet.com, Inc., Broadband Marketing Corporation and Zillionaire.com, Inc.

    Mr. Montgomery is a certified public accountant and was an audit and tax partner in the accounting firms of Richter & Company, P.C. and Davis, Crittenden, Richter & Fletcher. Prior to his joining WMA Agency, Mr. Montgomery represented Mr. Humphrey and his various business interests including WMA Agency between 1982 and 1994.

    EDWARD F. MCKERNAN
    Director since 1997

    Mr. McKernan, age 44, is Senior Vice President, Chief Financial Officer, Actuary and a Director of WMA Corp. and Vice President and Actuary of WMA Life. Mr. McKernan is also a Senior Vice President and Actuary of WMA Agency. Prior to joining WMA Corp., he was a Senior Manager in the Life Actuarial Consulting Practice of KPMG LLP. From August 1990 through September 1993, Mr. McKernan was the Marketing Actuary of U.S. Operations for Seaboard Life Insurance Company. Prior to his tenure with Seaboard Life, he was employed by Tillinghast, a Towers Perrin company, an international actuarial consulting firm. He is a Fellow of the Society of Actuaries (1988) and a Member of the American Academy of Actuaries (1985).

    C. SIMON SCUPHAM
    Director since 1996

    Mr. Scupham, age 46, is a Director of WMA Corp. and of WMA Life. Since 1988, Mr. Scupham has been President of CFM Insurance Managers, Ltd., a Bermuda corporation providing professional management services to international companies operating in Bermuda. Prior to joining CFM, Mr. Scupham served as the director of Bermuda operations of the Kemper Group. He is a qualified Chartered Accountant and Associate Fellow of the Institute of Mathematics and its Applications. Mr. Scupham is also Chairman of Mutual Risk Captive Group and Shoreline Mutual Management (Bermuda) Limited.

    JOSEPH F. BARONE
    Director since 1998

    Mr. Barone, age 63, a Director of WMA Corp., is Managing Director of Research for Firemark Investments of Morristown, NJ, a private investment firm. From January 1992 through June 1997, he was a Senior Vice President with Swiss Re Insurance. Prior to his tenure with Swiss Re, Mr. Barone was a Managing Director of Investment Banking for the insurance industry at Bear Stearns & Company, Inc. Mr. Barone is a Chartered Financial Analyst and a member of the New York Society of Security Analysts and the Association of Insurance and Financial Analysts.

BOARD MEETINGS & COMMITTEE MEETINGS

    The Board of Directors had two formal meetings in 1999. All members were present in person or by telephone at these meetings. The Directors regularly confer with each other on an informal basis and, as authorized by Delaware law, have otherwise transacted business by unanimous written consent of all Directors in lieu of a meeting.

    The Audit and Compensation Committee, composed of Messrs. Scupham and Barone, met once in 1999. The members of the committee are independent directors as defined in NASD Rule 4200(a)(14). The Audit Committee's function is to: (i) recommend to the Board the engagement or discharge of independent auditors, (ii) review the auditors' plan for and results of all audit engagements, (iii) review the scope, results and adequacy of all internal audit procedures, (iv) review related party transactions and possible conflicts of interest, (v) consider and recommend to the Board various forms of employee compensation, and (vi) administer any company employee plans.

                             EXECUTIVE COMPENSATION

    The following table shows compensation we paid to our President and next most highly compensated executive officers for the last three fiscal years.

                                           ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                           -------------------                    ----------------------
                                                                                RESTRICTED       SECURITIES
NAME AND                                                                           STOCK         UNDERLYING
PRINCIPAL POSITION            YEAR         SALARY       BONUS      OTHER         AWARDS(2)       OPTIONS (#)
------------------            ----         ------       -----      -----        ----------       -----------
S. Hubert Humphrey, Jr.       1999              --         --   $ 48,851(1)     $1,412,878         300,000
President and CEO             1998              --         --    240,708(1)
                              1997              --         --    177,135(1)

Edward F. McKernan            1999        $181,867         --            --     $  164,836          35,000
Senior Vice President, CFO    1998          78,806         --            --
and Actuary                   1997              --         --            --


          (1) Amounts shown represent payments made to entities controlled by Mr. Humphrey under written agreements between these entities and WMA Corp. These payments, while not paid directly to Mr. Humphrey, may be deemed to be indirect compensation to Mr. Humphrey.

          (2) The dollar value of the options, and their underlying shares of common stock, cannot be determined since there is no public market presently for the common stock. A variant of the Black-Scholes option-pricing model was used to determine the value of the restricted stock awards.

    WMA Corp. presently employs two executives, including Mr. McKernan, and four professional and administrative staff persons. Mr. Humphrey and Mr. Montgomery are executive officers but devote a limited amount of time to WMA Corp. and receive no direct cash compensation from WMA Corp.

    Independent directors receive compensation for Board meetings, committee meetings and for advisory services on other company matters as deemed necessary. Compensation paid to the independent directors during 1999 totaled $11,500.

                         STOCK OPTION AWARDS IN 1999(1)



                                MAXIMUM
                                NUMBER OF
                                SHARES                                                            PERCENT
                                SUBJECT TO                                                        OF
NAME AND                        OPTION       EXERCISE PRICE    EXPIRATION     GRANT DATE          OPTIONS
PRINCIPAL POSITION              GRANTED      PER SHARE(2)      DATE(3)        PRESENT VALUE(4)    GRANTED
------------------              -------      -------------     -------        ----------------    -------
S. Hubert Humphrey, Jr
President                       300,000         $ 15.00      June 15, 2004        $ 4.71           66.7%

Thomas W. Montgomery
Executive Vice President
and Secretary                   100,000         $ 15.00      June 15, 2004        $ 4.71           22.2%

Edward F. McKernan
Senior Vice President,
CFO, and Actuary                 35,000         $ 15.00      June 15, 2004        $ 4.71            7.8%

C. Simon Scupham
Director                          2,500         $ 15.00      June 15, 2004        $ 4.71            0.6%

Joseph F. Barone
Director                          7,500         $ 15.00      June 15, 2004        $ 5.08            1.7%

All Executive Officers,
as a Group                      435,000         $ 15.00      June 15, 2004        $ 4.71           96.7%

All Non-Executive
Officer Directors,
as a Group                       10,000         $ 15.00      June 15, 2004        $ 4.99            2.2%

All Non-Executive
Officer Employees,
as a Group                        5,000         $ 15.00      June 15, 2004        $ 4.82            1.1%



(1) Options granted in 1999 are not exercisable presently, but may become exercisable upon approval of Proposal 2 to amend the plan.

(2)   The exercise price is the price per share of common stock offered in 1999.

(3) Options may be exercised after the third anniversary date of the optionee's date of affiliation with WMA Corp. Options can be exercised in whole or in part and become immediately exercisable upon a change in control of WMA Corp.

(4) A variant of the Black-Scholes option-pricing model was used to determine the grant date value for the options. The dollar value of the options, and their underlying shares of common stock, cannot be determined since there is no public market presently for the common stock. The value shown assumes all options will be exercised.

                             PRINCIPAL STOCKHOLDERS

    The following table shows the stockholders who hold more than 5% of WMA Corp.'s outstanding common stock as of July 14, 2000.


                                                         NUMBER OF     PERCENT OF
    NAME OF BENEFICIAL OWNER                              SHARES         CLASS
    ------------------------                              ------         -----
    S. Hubert Humphrey, Jr.  .........................   900,311(1)       36.1%

    Richard Thawley(2)................................   200,000(3)        8.0%

    Monte Holm(4).....................................   160,726(5)        6.5%

    (1) Includes 400,311 shares of common stock for which WMA Agency (of which Mr. Humphrey is the principal stockholder) holds voting proxies. Mr. Humphrey has pledged 500,000 shares of his common stock as security for several loans. Does not reflect options for Mr. Humphrey to purchase an additional 300,000 shares of common stock* or ownership of 66,666 shares of Series A convertible preferred non-voting stock of WMA Corp.

    (2)   Mr. Thawley is a WMA Sales Associate.

    (3) Mr. Thawley owns 88,200 shares individually of record. 20,000 shares are owned by Mr. Thawley's children. 91,800 shares are owned by two trusts for the benefit of Mr. Thawley and his wife.

    (4) Mr. Holm is a former WMA Sales Associate and a current employee of WMA Agency.

    (5) Mr. Holm owns 9,226 shares individually of record, 40,000 shares jointly with his wife and 1,500 shares jointly with Mr. Steve Marx. 110,000 shares are held by seven trusts created by Mr. Holm and his wife. Does not include 55,000 shares of Series A convertible preferred non-voting stock of WMA Corp.

            *********************************************************

    The following table shows the amount of common stock owned by each of WMA Corp.'s Board of Directors as of July 14, 2000.


                                                         NUMBER OF     PERCENT OF
    NAME OF BENEFICIAL OWNER                             SHARES(1)       CLASS
    ------------------------                             ---------       -----
    S. Hubert Humphrey, Jr. .........................    900,311(2)       36.1%

    Thomas W. Montgomery.............................      9,908(3)        0.4%

    Edward F. McKernan...............................      5,000(4)        0.2%

    C. Simon Scupham ................................          0             0

    Joseph F. Barone ................................          0             0

    All directors and executive officers as a
      Group (5 persons)..............................    915,219          36.7%

    (1)   All shares are owned individually of record unless otherwise noted.

    (2) Includes 400,311 shares of common stock for which WMA Agency (of which Mr. Humphrey is the principal stockholder) holds voting proxies. Mr. Humphrey has pledged 500,000 shares of his common stock as security for several loans. Does not reflect options for Mr. Humphrey to purchase an additional 300,000 shares of common stock* or ownership of 66,666 shares of Series A convertible preferred non-voting stock of WMA Corp.

    (3) Does not reflect options for Mr. Montgomery to purchase an additional 100,000 shares of common stock* or ownership of 3,333 shares of Series A convertible preferred non-voting stock of WMA Corp.

    (4) Does not reflect options for Mr. McKernan to purchase an additional 35,000 shares of common stock.*

* Options will not become exercisable unless the amendment in Proposal 2 is approved and at least $15 million in new capital is raised by January 1, 2002, or there is a change in control in WMA Corp.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The rules of the SEC require WMA Corp.'s directors, executive officers, and stockholders who own more than 10% of its common stock to file initial stock ownership reports and reports of any subsequent stock transactions. Based solely on a review of copies of the reports received by WMA Corp., we believe that all
Section 16(a) filing requirements were met for fiscal year 1999.

2. AMENDMENT OF THE 1999 STOCK OPTION PLAN

    The 1999 Stock Option Plan, which you approved last year, and the options issued under the Plan to date, limited the number of shares exercisable under the plan to a formula which included the proceeds received from the sale of stock by December 31, 1999. WMA Corp. did not sell any stock during this period. Therefore, we are asking your approval to amend the Plan and the outstanding options to limit the number of shares exercisable in one of three ways:

      a) If less than $15 million in capital is raised by the sale of stock during the period from January 1, 2000 and January 1, 2002, the outstanding options would lapse and no options would be exercisable.

      b) If more than $75 million in capital is raised by the sale of stock during the same period, the number of shares exercisable would be one times the number of shares subject to the option.

      c) If an amount between $15 million and $75 million is raised from the sale of stock during the same period, then the number of shares exercisable would be a formula amount as shown below:


Number of shares
    to be issued = Number of shares subject to the option x Proceeds raised from sale of stock
                                                            ----------------------------------
                                                                        $75,000,000


    While options under this Plan are exercisable one year after the grant, the total number of shares exercisable might not be determined until January 1, 2002. In the event of change of control, however, all options granted under the 1999 plan will be fully exercisable.

    The Board of Directors believes that the proposed amendment to the Plan and the options issued in 1999 are necessary to provide the needed incentives to retain key management employees and directors and to encourage them to continue their efforts toward raising the additional capital needed to fund the operations of WMA Corp. Additional information, including the principal features of the 1999 Stock Option Plan and the options granted under the Plan, can be found in Proposal 2 on pages 9 through 12 of WMA Corp.'s definitive proxy statement dated August 3, 1999 as filed with the SEC, which information is incorporated by reference. This information can be accessed on the Internet at the SEC's Web site, www.sec.gov, using the Edgar Form Search for DEF 14A under WMA Corp.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1999 STOCK OPTION PLAN.

3. AMENDMENT OF THE 1999 WARRANTS

     The 1999 Warrants, which you also approved last year, limited the number of shares exercisable under the Warrants to a formula which included the proceeds received from the sale of stock by December 31, 1999. WMA Corp. did not sell any stock during this period. Therefore, we are asking your approval to amend the outstanding Warrants to limit the number of shares that can be issued upon exercise of the Warrant in one of three ways:

      a) If less than $15 million in capital is raised by the sale of stock in the period between January 1, 2000 and January 1, 2002, no shares can be issued under the Warrant.

      b) If more than $75 million in capital is raised by the sale of stock between the same period, the number of shares that can be issued would be one times the number of shares under the Warrant.

      c) If an amount between $15 million and $75 million in capital is raised from the sale of stock during the period, then the number of shares that can be issued would be a formula amount as shown below:


Number of shares
   to be issued = Number of shares exercisable on Warrant x Proceeds raised from sale of stock
                                                            ----------------------------------
                                                                         $75,000,000

    The Board of Directors believes that the proposed amendment to the outstanding Warrants is needed to continue to provide incentive to key management of WMA Agency for increased sales of products which WMA Corp. can then reinsure. Additional information, including the principal features of the Warrants issued in 1999, can be found in Proposal 3 on pages 12 through 14 of the WMA Corp.'s definitive proxy statement dated August 3, 1999 as filed with the SEC, which information is incorporated by reference. This information can be accessed on the Internet at the SEC's Web site, www.sec.gov, using the Edgar Form Search for DEF 14A under WMA Corp.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1999 WARRANTS.

4. RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS

    The Audit Committee and the Board have recommended the engagement of KPMG LLP as independent auditors of WMA Corp. for 2000. KPMG LLP has been WMA Corp.'s independent auditors since 1997. A representative of KPMG LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                            PROPOSALS OF STOCKHOLDERS

    If you would like to present a proposal at the next Annual Meeting, presently scheduled for August 13, 2001, we will need to receive the proposal by March 29, 2001 for it to be included. The proposals should be addressed to Mr. Thomas W. Montgomery, The WMA Corporation, 11315 Johns Creek Parkway, Duluth, Georgia 30097.

                                          By Order of the Board of Directors

                                          /s/ Thomas W. Montgomery

                                          Thomas W. Montgomery, Secretary

July 28, 2000